AMENDMENT AGREEMENT

         AMENDMEDNT AGREEMENT, dated as of June 29, 2000 (this "Agreement"), by and between EUROTECH, LTD., a District of Columbia corporation (the "Company"), and WOODWARD LLC, a Cayman Islands limited liability company ("Woodward").

         WHEREAS, on April 24, 2000, the Company and Woodward entered into a Common Stock Purchase Agreement pursuant to which Woodward was to pay to the Company $10,000,000 and deliver to the Company certain other consideration, and the Company was to issue to Woodward 2,000,000 authorized but unissued shares of its common stock; and

         WHEREAS, in connection with that Common Stock Purchase Agreement, Woodward and the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file by May 15, 2000 a registration statement to permit the public resale of such 2,000,000 shares and certain other shares issued or issuable to Woodward; and

         WHEREAS, on April 25, 2000, Woodward remitted to the Company the sum of $10,000,000, but the parties have continued their negotiations as to certain other aspects of the transaction; and

         WHEREAS, in connection with a purchase by Woodward on December 31, 1999 of certain shares of the Company, the parties entered into an additional agreement (the "Commitment Agreement") pursuant to which Woodward agreed, subject to and upon the terms and condition set forth in the Commitment Agreement, to purchase from the Company additional shares of its common stock;

         NOW THEREFORE, in consideration of the premises the parties hereby agree as follows:

         1. The Company shall not be required to file a registration statement pursuant to the Registration Rights Agreement referred to above before September 15, 2000.

         2. Because of continuing questions about the value of the other consideration, Woodward agrees to remit to the Company, promptly upon the effectiveness of such registration statement and in consideration of the issuance to Woodward of such 2,000,000 and the other consideration, additional $1,250,000.

         3. The Commitment Agreement is amended so that the aggregate purchase price of the Company's common stock that Woodward may be required to purchase pursuant thereto, including all such shares heretofore purchased by Woodward, is increased to $75,000,000.

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         4. In other respects, the referenced Common Stock Purchase Agreement,
Registration Rights Agreement and Commitment Agreement shall remain in effect as originally executed and delivered.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

WOODWARD, LLC                                        EUROTECH, LTD.

                                                     /s/ Don V. Hahnfeldt
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                                                         Don V. Hahnfeldt
                                                         President